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                                                                   EXHIBIT 10.21

                     Professional Veterinary Products, Ltd.
                     Supplemental Executive Retirement Plan

Professional Veterinary Products, Ltd. (the "Company") hereby adopts the Professional Veterinary Products, Ltd. Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 2003.

The purpose of the Plan is to provide supplemental retirement benefits to key employees who have been in the past and will be in the future valuable to the success of the Company.

Section 1.  Definitions

The following terms shall have the meanings set forth below:

     1.1 "Actuarial Equivalent" means the equality in value of the aggregate amount of benefit payments expected to be received under different forms or at different times computed on the basis of the mortality assumptions of the 94 GAM and an interest rate equal to eight percent (8%) per annum. The calculation of any actuarial equivalent benefit amount required by the Plan shall be made under the foregoing assumptions by the actuary appointed by the Committee, and such calculation shall be final and conclusive.

     1.2  "Board" means the Board of Directors of the Company.

     1.3  "Change in Control" means any of the following:

          (a) the acquisition whether by purchase, merger or other combination, of either (a) fifty percent (50%) or more of the Company's outstanding capital stock, without regard to class, or (b) voting control of Company consisting of shares of voting capital stock that are able to elect Directors who have fifty percent (50%) or more of the votes on the Board, by any person, entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) other than an affiliate or family member of any of the current stockholders of the Company; or

          (b) the sale of substantially all of the assets of the Company to any person, entity or group other than an affiliate or family member of any of the current stockholders of the Company; or

          (c)  the dissolution or liquidation of the Company; or

          (d) the adoption of a resolution by the Board to the effect that, for purposes of this Plan, a Change in Control shall be deemed to have

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               occurred on account of some major change in the ownership, management or business of the Company.

     1.4 "Committee" means the Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer of the Company.

     1.5 "Monthly Benefit" means a benefit payable each month to a Participant or the Participant's designated beneficiary as determined under the provisions of this Plan.

     1.6 "Monthly Pay" means the monthly average of the Participant's base salary and compensation from the Companywide Profitability Incentive Plan for the final consecutive 36-month period of employment with the Company. Other bonuses or incentive compensation, fringe benefits and noncash remuneration shall not be considered as part of the Participant's base salary or compensation from the Company-wide Profitability Incentive Plan for this purpose. Any amounts deferred by the Participant under a Section 401(k) plan or Section 125 plan of the Company shall be included in base pay.

     1.7  "Normal Retirement Date" means the Social Security Full Retirement
Age.

     1.8 "Participant" means a highly compensated or management employee designated by the Executive Committee of the Board as being eligible to participate in the Plan.

     1.9 "Permanent Disability" or "Permanently Disabled" shall have the same definitions as set forth in the Company's Long-Term Disability Plan. In the event the Company should discontinue or no longer maintain a Long-Term Disability Plan, Permanent Disability shall be deemed to mean disability within the meaning of the Social Security Act.

     1.10 "Plan" means this Supplemental Executive Retirement Plan as amended from time to time.

     1.11 "Plan Year" means the calendar year.

     1.12 "Primary Social Security Benefit" means the estimate of the monthly amount payable under Title II of the Social Security Act assuming the Participant begins receiving the benefits at the Normal Retirement Date. The Committee may make a reasonable estimate of the Primary Social Security Benefit using the assumptions the Committee reasonably deems appropriate.

     1.13 "Years of Service" means the 12-consecutive month period commencing on the Participant's employment commencement date with the Company and each 12-month anniversary thereof in which the Participant remains in continuous service as an employee of the Company. Continuous service as an employee of the Company shall not be considered interrupted in the case of sick leave, military leave or any other leave of

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absence approved by the Board provided such leave does not exceed than ninety
(90) days unless employment upon the expiration of such leave is guaranteed by contract or statute.

Section 2. Participation

The Board of Directors shall designate from time to time the key employees who shall be added as Participants in this Plan. Participation of a designated key employee shall be effective on the January 1 or other date determined by the Board of Directors following such designation.

Section 3. Administration

The Committee shall administer the Plan and shall have all discretionary authority as may be necessary or appropriate to administer the Plan.

     3.1 Actions of Committee. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee shall authorize any one or more of its members to execute any document or documents on behalf of the Committee. The Committee, by written instrument signed by it, may designate other persons to carry out any of its duties and responsibilities. However, the duties and responsibilities of such position shall be carried out only by appropriate officers and employees of the Company.

     3.2 Authority of Committee. The Committee shall exercise such discretionary authority and responsibility as it deems appropriate in order to administer the Plan and to comply with the Internal Revenue Code and other applicable laws, including any documents and notifications required to be given to Participants and beneficiaries.

          (a) The Committee shall, in carrying out the Committee's administration hereunder, have absolute discretion, and any decision by the Committee shall be final and bind all parties to the Plan. The Committee's discretionary duties and powers shall include, but not be limited to the following:

               i. To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

               ii. To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits and to establish claims procedures for the Plan;

               iii. To prepare and distribute information explaining the Plan;

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               iv.  To receive from the Participants such information as shall be necessary for the proper administration of the Plan;

               v. To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements; and

               vi. To appoint advisors, claims administrators and legal counsel, to render advice with regard to any responsibility of the Committee under the Plan or to assist in the administration of the Plan.

     3.3 Adoption of Rules. The Committee may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan, including the establishment and administration of the Plan's claims procedures.

Section 4. Benefits

     4.1 Retirement Benefit. Upon retirement after attaining the Normal Retirement Date, the Participant shall receive a Monthly Benefit payable for life with a period of 15 years certain equal to 80% of the Participant's Monthly Pay, less the following amounts:

          (a) A monthly amount equal to the Actuarial Equivalent value of any vested employer-provided accrued benefit on the date of retirement under any tax-qualified retirement plan maintained by the Company calculated as if such accrued benefit was paid in the form of a life annuity with a period of 15 years certain commencing upon the retirement of the Participant. For this purpose, the vested accrued benefit of any such tax-qualified retirement plan shall include the account balance or accrued benefit under such plan existing on the date of the Participant's retirement plus the amount of any benefits distributed to the Participant from such plan before the Participant's retirement date. The accrued benefit of such other retirement plans shall not include any portion of the accrued benefit that is attributable to the Participant's elective deferrals within the meaning of Section 402(g)(3) of the Internal Revenue Code.

          (b) A monthly amount equal to the Actuarial Equivalent value of any vested employer-provided accrued benefit on the date of retirement under any nonqualified deferred compensation or severance benefit plan maintained by the Company calculated as if such accrued benefit was paid in the form of a life annuity with a period of 15 years certain commencing upon the retirement of the Participant. For this purpose, the accrued benefit of any such deferred compensation or severance benefit plan shall include the account

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               balance or accrued benefit under such plan existing on the date of the Participant's retirement plus the amount of any benefits distributed to the Participant from such plan before the Participant's retirement date.

          (c) The Participant's Primary Social Security Benefit. If a Participant's Primary Social Security Benefits are reduced or eliminated, no offset shall be made with respect to reduced or eliminated Social Security Benefits.

          (d) A monthly amount equal to the Actuarial Equivalent value of any vested employer-provided retirement benefits received (or payable) from a tax-qualified or nonqualified retirement plan maintained by a previous employer, including any amounts rolled over to an individual retirement plan from a plan maintained by a previous employer, calculated as if such vested retirement benefits were paid in the form of a life annuity with a period of 15 years certain commencing upon the retirement of the Participant.

If the Participant has less than 10 Years of Service at the Normal Retirement Date, the Monthly Benefit will be further reduced by 10% for each Year of Service less than 10.

The amount of the reductions shall be established by the Committee at the time of payment of the first Monthly Benefit.

     4.2 Termination Prior to Normal Retirement Date. A Participant who terminates at age 55 or later with at least 15 Years of Service, but prior to the Normal Retirement Date, shall receive an Early Retirement Benefit. The Early Retirement Benefit shall be a Monthly Benefit payable for life with a period of 15 years certain equal to 80% of the Participant's Monthly Pay, reduced by the amounts described in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above, multiplied by a fraction, the numerator of which shall be the actual Years of Service (including fractional years) with the Company and denominator of which shall be the number of Years of Service (including fractional years) that the Participant would have completed had he remained in continuous employment through the Participant's Normal Retirement Date. The Monthly Benefit payable as the Early Retirement Benefit will be further reduced to reflect the early payment of the benefit prior to the Normal Retirement Date so that the monthly payment is the Actuarial Equivalent of the monthly payment that would be paid at the Participant's Normal Retirement Date.

     4.3 Termination After Normal Retirement Date. In the event a Participant retires after the Normal Retirement Date, the Participant's Monthly Benefit shall be actuarially increased to the Actuarial Equivalent of the Monthly Benefit commencing on the Participant's Normal Retirement Date.

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     4.4  Disability Benefits. A Participant who becomes Permanently Disabled prior to termination of employment and who has at least 5 Years of Service with the Company ("Disabled Participant") shall receive a Monthly Benefit payable for life with a period of 15 years certain, commencing at the Normal Retirement Date, equal to 80% of the Participant's Monthly Pay, reduced by the amounts described in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above, multiplied by a fraction, the numerator of which shall be the actual Years of Service (including fractional years) with the Company at the date of disability and the denominator of which shall be the number of Years of Service (including fractional years) that the Participant would have completed had he remained in continuous employment with the Company through the Participant's Normal Retirement Date.

     4.5 Benefit Following a Change In Control. If a Participant's employment with the Company is terminated, voluntarily or involuntarily (for reasons other than death or Permanent Disability) within three years following a Change in Control, the Company shall pay to the Participant a Monthly Benefit payable for life with a period of 15 years certain equal to 80% of the Participant's Monthly Pay, reduced by the amounts described in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above, multiplied by a fraction, the numerator of which shall be the actual Years of Service (including fractional years) with the Company and the denominator of which shall be the number of Years of Service (including fractional years) that the Participant would have completed had he remained in continuous employment with the Company through the Participant's Normal Retirement Date. The Participant may elect to have benefits commence either following termination of employment or at the Normal Retirement Date. The election shall be made in writing and must be received by the Committee at least one full calendar year prior to the Change in Control. If no election is made, payments will commence at the Normal Retirement Date.

The Monthly Benefit payable to such Participant shall be based on the Participant's Monthly Pay at the time of termination. If the Participant elects to receive the Monthly Benefit beginning at termination of employment, such Monthly Benefit shall be reduced to equal the Actuarial Equivalent value of the monthly payment that would be paid at the Participant's Normal Retirement Date.

     4.6  Survivor Benefit.

          (a) In the event a Participant dies while receiving benefits under the Plan and prior to receiving 180 monthly payments, the Monthly Benefit shall be continued to the Participant's named beneficiary for the balance of the 180 months remaining to be paid at the time of the Participant's death.

          (b) If a Participant dies while employed by the Company and prior to the commencement of the payment of benefits under the Plan, the Participant's named beneficiary shall receive a Monthly Benefit equal to 80% of the Participant's Monthly Pay reduced by the

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               amounts described in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d)
               above. The Monthly Benefit shall be payable for 180 months.

          (c) The Participant may designate a beneficiary or beneficiaries to receive any benefits payable under this Plan after the death of the Participant. Such designation, to be effective, shall be in writing, signed by the Participant and delivered to the Committee before the Participant's death. If a Participant fails to name a beneficiary, or if all named beneficiaries predecease the Participant, then the Participant's named beneficiary shall be deemed to be the person or persons surviving Participant in the first of the following classes in which there is a survivor, share and share alike:

               (i)   The surviving spouse;

               (ii) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

               (iii) The personal representative (executor or administrator) of
                     Participant's estate.

          (d) If the Participant's beneficiary should die after the Participant but before the complete distribution of the death benefit that such beneficiary is entitled pursuant to the Plan, the balance of such benefit shall be paid to any contingent beneficiary designated by the Participant in the beneficiary designation on file with the Committee or, in the absence of the designation of a contingent beneficiary, to the estate of the primary beneficiary.

     4.7 Payment of Benefits. Payment of benefits shall be in equal monthly installments commencing on the first day of the month following the date of payment specified by the Plan. If a Participant does not satisfy the conditions of this Section 4, no benefit shall be payable on Participant's account.

     4.8 Tax Withholding. The benefit payments under this Plan shall be subject to all tax payment and withholding requirements of federal, state and local laws, and the Company shall withhold from any benefit payment and remit to the proper governmental agency, all income, FICA or other taxes that are required to be withheld.

     4.9 Benefit Conditioned Upon Certification of Other Retirement Benefits. Notwithstanding anything herein to the contrary, the Company's obligation to pay the benefits provided by the Plan to a Participant or any beneficiary are conditioned upon the Participant providing to the Committee all relevant information requested by the Committee with regard to any vested retirement benefits of the Participant under the tax-

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qualified retirement plans or nonqualified retirement plans of a previous employer, including any individual retirement account or individual retirement plan that has received a rollover of the distribution of any such vested retirement benefits from the retirement plan of a previous employer.

Section 5. Funding

This Plan shall be unfunded, except as specifically provided herein. The Participants in this Plan shall be no more than general, unsecured creditors of the Company with regard to the benefits payable pursuant to this Plan. The Company may establish a trust to provide the benefits under this Plan. Such trust shall be subject to all of the provisions of this Plan and shall be the property of the Company, until distributed, and subject to the Company's general, unsecured creditors and judgment creditors. Such trust shall not be deemed to be collateral security for fulfilling any obligation of the Company to the Participants. The Company may also purchase insurance to fund the benefits provided by the Plan. Such insurance shall be held by and be an asset of the Company (or a trust described herein) and the Participant shall have no rights with respect to such insurance.

Section 6. Claims Procedure

A Participant or Beneficiary who has not received benefits under the Plan that such claimant believes should be paid shall make a claim for such benefits in accordance with the procedures of this Section. Upon receipt of a claim, the Committee shall respond within ninety (90) days after receiving the claim. The Committee may extend the reply period for an additional ninety (90) days for reasonable cause.

Any Participant or Beneficiary whose claim for benefits under the Plan has been denied by the Committee shall receive a written notice setting forth the specific reasons for such denial, a specific reference to Plan provisions on which such denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, an explanation of the Plan's claims review procedure and the time limits applicable to such procedure, and a statement of the claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974 (`ERISA'). Thereafter, upon the filing of a written request by such person no later than sixty (60) days after receipt of the written notification of denial, any decision resulting in a denial of a claim may be appealed to the Committee for a full review. In conjunction with the appeal, a claimant or his duly authorized representative may review pertinent documents and may submit written comments, documents, records and other information relating to the claimant's claim. The Committee will also provide to the claimant, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits.

A decision shall be made by the Committee not later than sixty (60) days after the Plan's receipt of a request for review unless the Committee notifies the claimant, in writing, of special circumstances requiring an additional amount of time for making the decision, but

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not to exceed sixty (60) additional days. The notice of any extension shall set forth the special circumstances and the date by which the Committee expects to render its decision. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claims for benefits and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

Section 7. Miscellaneous

     7.1 Nonalienation of Benefits. No benefit payable under this Plan shall be subject at any time and in any manner, to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. No benefit provided by this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     7.2 Amendment and Termination. The Company may amend or terminate this Plan, at any time, by action of its Board of Directors. No amendment or termination shall adversely affect the right of a Participant or a Participant's named beneficiary to a Monthly Benefit to which a Participant was or would have been entitled if the Participant's employment was terminated immediately prior to the Plan amendment or termination.

     7.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, and nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

     7.4 Participation in Other Plans. Nothing contained in this Plan shall be construed to alter, abridge, or in any manner affect the rights and privileges of a Participant to participate in and be covered by any other retirement or welfare benefit plan which the Company now or hereafter sponsors: provided, however, in no event shall any amounts deferred under the Plan be considered as compensation for purposes of determining benefits under the Company's other employee benefit plans unless the terms of such Plan expressly include such deferrals or benefits as compensation.

     7.5 Incompetent Payee. In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or beneficiary to whom a benefit is payable under this Plan is unable to care for his or her affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly

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authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company and the Committee, to the spouse or other person deemed by the Committee to have incurred expense for such Participant or beneficiary. Any such payment shall be a payment for the account of the Participant or beneficiary and shall be a complete discharge of any liability of the Company therefor.

     7.6 Applicable Law. The Plan and all rights hereunder shall be governed by the laws of Nebraska.

                                        Professional Veterinary Products, Ltd.

                                        By: /s/ Lionel L. Reilly
                                            ------------------------------------
                                                President

                                        By: ____________________________________
                                                Secretary

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